UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 18, 2006
(Date of Report (Date of earliest event reported)

GA COMPUTER SCIENCES INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-51573	20-1147435
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

349 – 6540 East Hastings Street
Burnaby, British Columbia, Canada		V7Y 1C6
(Address of principal executive offices)		(Zip Code)

(775) 881-3390
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Further Extension of Payment Date Under Share Purchase Agreement

On September 18, 2006, we received a letter from WKB Beteiligungsgesellschaft mbH (“WKB”), dated September 15, 2006, notifying us that WKB has agreed to extend the date by which we are required to pay a EUR 300,000 non-refundable deposit (the “Deposit”) pursuant to Section 2.4 of the Share Purchase Agreement dated July 31, 2006 among us, WKB, Crystalwood Holdings Ltd., Vitavea AG, Peter Hoyle and Lina Zhou. The letter states that WKB has agreed to extend the date by which the Deposit must be paid from September 15, 2006 to September 30, 2006. WKB had previously agreed to extend the date for payment of the Deposit from August 15, 2006 to September 15, 2006.

The extension was granted to allow us more time to complete our due diligence investigations and to prepare the pro forma financial statements and other documents necessary to close the acquisition of Vitavea as contemplated by the Share Purchase Agreement. We expect these matters, including the acquisition of Vitavea, to be completed on or before September 30, 2006.

A copy of the letter from WKB is filed as an exhibit to this report.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit Number	Description of Exhibit
10.1	Share Purchase Agreement among GA Computer Science Inc., Vitavea AG, WKB Beteiligungsgesellschaft mbH, Crystalwood Holdings Ltd., Peter J. Hoyle and Lina Zhou, dated for reference the 31st day of July, 2006.(1)
10.2	Letter from WKB Beteiligungsgesellschaft mbH dated August 23, 2006.(2)
10.3	Letter from WKB Beteiligungsgesellschaft mbH dated September 15, 2006.

(1) Filed as an exhibit to the report on Form 8-K filed by GA Computer Sciences Inc. on August 9, 2006.
(2) Filed as an exhibit to the report on Form 8-K filed by GA Computer Sciences Inc. on September 5, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GA COMPUTER SCIENCES INC.

Date: September 20, 2006	By:	/s/ John Boschert

	Name:	John Boschert
	Title:	Director